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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 24, 1999



                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                        1-5706              58-0971455
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      (State or other            (Commission             (IRS Employer
      jurisdiction of            File Number)           Identification No.)
      incorporation)




         ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY           07073-2137
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                  (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (201) 531-8000
                                                    ----------------------------







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ITEM 5.  OTHER EVENTS

Metromedia International Group, Inc. today announced that it has agreed to settle its outstanding litigation with the plaintiffs in SIDNEY H. SAPSOWITZ AND SID SAPSOWITZ & ASSOCIATES, INC. V. JOHN W. KLUGE, STUART SUBOTNICK, METROMEDIA INTERNATIONAL GROUP, INC., ORION PICTURES CORPORATION, LEONARD WHITE ET AL. described in greater detail in Metromedia International Group's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998.

On September 23, 1999, the jury in this litigation returned a verdict of $4.5 million in compensatory damages and $3.4 million in other damages against Metromedia International Group. Before the conclusion of the proceedings relating to punitive damages, Metromedia International Group agreed to a settlement with the plaintiffs. Under the terms of the settlement, Metromedia International Group will be obligated to pay $5 million immediately, an additional $5 million on September 30, 2000 and an additional $4 million on September 30, 2001. This settlement fully resolves all litigation among Metromedia International Group and the other parties in this litigation. Metromedia International Group will record a $12.8 million charge against discontinued operations in its third quarter results of operation as a result of this settlement.

This report contains forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions and various other factors beyond Metromedia International Group's control. A more thorough discussion of factors affecting Metromedia International Group's operating results are included in the Company's Annual Report on Form 10-K and on Form 10-K/A for the fiscal year ended December 31, 1998, its Quarterly Report on Form 10-Q and on Form 10-Q/A for the quarter ended June 30, 1999, and other reports filed by the Company with the Securities and Exchange Commission.







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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         METROMEDIA INTERNATIONAL GROUP, INC.





Date: September 24, 1999          By: /s/ Silvia Kessel
                                      ------------------------------------------
                                      Silvia Kessel
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer